Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of NovaBay Pharmaceuticals, Inc. (formerly NovaCal Pharmaceuticals, Inc.) of our report dated February 15, 2007 (except as to Note 14, which is as of September 4, 2007) appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading “Experts” in such Prospectus.

/s/ Davidson & Company LLP
Chartered Accountants

Vancouver, Canada

September 4, 2007